UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012

GLOBAL CASH ACCESS HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Patrick Olson advised Global Cash Access Holdings, Inc. (the “Company”) that, due to the increased responsibilities and time commitments arising out of recent management changes at BlackRock, Inc., he will be resigning from the Board of Directors of the Company and Global Cash Access, Inc. as of December 31, 2012.  Mr. Olson, who is currently a member of the Company’s Audit Committee, Compensation Committee and Chairman of the Nominating and Corporate Governance Committee, has been a member of the Board of Directors of the Company since May, 2008.  As a member of the Board, Mr. Olson has helped guide the Company through several successful acquisitions and key management changes, as well as the successful conclusion of several investigatory and regulatory matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: October 30, 2012

By:	/s/ Scott Betts

Scott Betts

Chief Executive Officer